EXHIBIT 99.1
BUSINESS OBJECTS REPORTS Q3 FISCAL 2007 RESULTS
PARIS and SAN JOSE, Calif. — October 24, 2007 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced results for the third quarter of fiscal 2007.
Total revenues for the third quarter of fiscal 2007 were $369 million, up 19 percent year-over-year. License revenues were $139 million, up 6 percent year-over-year. Services revenues, including product maintenance, consulting and training, were $230 million, up 29 percent year-over-year. Business Objects completed the acquisitions of Cartesis S.A. on June 1, 2007 and Inxight Software, Inc. on July 3, 2007, which together added approximately $21 million in total revenues in the third quarter of 2007.
US GAAP diluted earnings per share for the third quarter of fiscal 2007 were $0.07 (which included a charge of approximately $7 million, or $0.05 per share, for the final settlement of the previously disclosed litigation with Decision Warehouse), as compared to $0.21 per share for the third quarter of fiscal 2006. Non-GAAP diluted earnings per share for the third quarter of fiscal 2007 were $0.39, as compared to $0.41 per share for the third quarter of fiscal 2006. The year-over-year decline in both GAAP and non-GAAP earnings per share for the third quarter of 2007 was due in part to a shortfall in license revenues and in part to the short-term dilutive impact from recent acquisitions, including net restructuring costs of approximately $1 million.
The results for the third quarter of fiscal 2007 were consistent with the preliminary results released by the company on October 7, 2007.
“While we continued to generate double-digit year-over-year total revenue growth in all geographies, the third quarter license revenues were below our expectations, primarily due to deal deferrals in certain sectors and to distractions relating to M&A activity,” said John Schwarz, chief executive officer of Business Objects. “On a positive note, during the quarter, we continued to significantly expand our solution offerings for customers, through numerous new product launches and more impactful alliances. We continue to see strong demand from CIOs, CFOs and other line-of-business executives looking for end-to-end BI solutions.”
All figures referred to herein are stated in US dollars unless otherwise indicated. On a constant currencies basis for the third quarter of fiscal 2007, total revenues were up 15 percent year-over-year, license revenues were up 2 percent year-over-year, and services revenues were up 24 percent year-over-year. The non-GAAP results for the third quarter of fiscal 2007, as defined below in the section “Use of Non-GAAP Financial Measures”, differ from results measured under US GAAP as they exclude amortization of intangible assets, write-off of in-process R&D from acquisitions, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. A reconciliation of US GAAP to non-GAAP results is included at the end of this press release.

Q3 Fiscal 2007 Highlights
Double-Digit Revenue Growth in All Geographies
°	Total revenues in the Americas for the third quarter of fiscal 2007 were $198 million, up 13 percent year-over-year. The Americas closed 6 transactions over $1 million in license revenues in the third quarter.

°	Total revenues in Europe, Middle-East and Africa (or EMEA) for the third quarter of fiscal 2007 were $145 million, up 29 percent year-over-year (up 21 percent in constant currencies). EMEA closed 1 transaction over $1 million in license revenues in the third quarter. The majority of the revenues from Cartesis were generated and recorded in EMEA.

°	Total revenues in Asia-Pacific and Japan (or APJ) for the third quarter of fiscal 2007 were $26 million, up 16 percent year-over-year. APJ closed 1 transaction over $1 million in license revenues in the third quarter.

°	During the quarter, the company added over 1,100 new customers worldwide.
All Business Lines Contributed to Revenue Growth
°	License revenues for the third quarter of fiscal 2007 were $139 million, up 6 percent year-over-year (up 2 percent in constant currencies). All product lines contributed to reported license growth.

°	Maintenance revenues for the third quarter of fiscal 2007 were $163 million, up 27 percent year-over-year (up 22 percent in constant currencies). Continued high customer renewal rates and the up-selling of premium support services contributed to the growth in maintenance revenues.

°	Global services revenues for the third quarter of fiscal 2007, including consulting and training, were $67 million, up 34 percent year-over-year (up 31 percent in constant currencies). Global services benefited from continued high demand for consulting services across the BI industry, a solid performance in Europe and Asia, and the addition of Cartesis compared to a year ago.
Profitability Impacted by Shortfall in License Revenues and Short-term Dilution from Recent Acquisitions
°	Income from operations on a US GAAP basis for the third quarter of fiscal 2007 was at $11 million (after a $7 million legal contingency reserve for the final settlement of the previously disclosed litigation with Decision Warehouse), or 3 percent of total revenues, as compared to $29 million, or 10 percent of total revenues, for the third quarter of fiscal 2006.

°	Income from operations on a non-GAAP basis for the third quarter of fiscal 2007 was at $54 million, or 15 percent of total revenues, as compared to $53 million, or 17 percent of total revenues, for the third quarter of fiscal 2006.
New Products and Alliances Add Breadth and Scope to Extend Competitive Lead
°	Recently announced product introductions include:
•	BusinessObjects EPM XI Suite, delivering the industry’s first complete Close, Forecast and Cost Control solutions for the finance organizations;

•	BusinessObjects Text Analysis, which provides an automated way for users to extract, categorize and summarize vast amounts of text information;

•	BusinessObjects Intelligent Search, which allows users to search external and internal sources, and filter the results by relevance of people, places, events and concepts;

•	Crystal Reports 2008, an interactive reporting solution that delivers the industry’s first built-in, dynamic what-if scenario modeling and enhanced visualization;

•	BusinessObjects Edge Series Professional and Premium editions, which offers small and medium sized businesses the ability to proactively manage their business performance;

•	Business Objects Information OnDemand, the only online store where companies can access easy-to-analyze external market information enabling them to benchmark their organization’s performance against third-party data;

•	Business Intelligence OnDemand (Software-as-a-Service or SaaS), a complete suite of BI capabilities, offering customers the ability to realize the full benefits of business intelligence without the need for on-premise infrastructure; and

•	BusinessObjects Polestar, a search enhancement to BusinessObjects XI, brings together the simplicity and speed of search with the trust and analytical power of business intelligence.
°	Strategic alliances recently signed and announced include:
•	A significant expansion of the IBM strategic relationship, signed on October 18, 2007, to jointly develop and distribute pre-integrated data warehousing and business intelligence solutions.

•	A new strategic alliance with Adobe Systems Inc., signed on September 26, 2007, to jointly develop new technology to dramatically improve the productivity of information workers.

•	Business Objects expects these alliances will remain in force post the pending transaction with SAP.
Strong Balance Sheet and Cash Flow
°	Total cash, cash equivalents and short-term investments (excluding restricted cash) were $931 million at September 30, 2007, up $418 million from December 31, 2006.

°	Total deferred revenues were $339 million at September 30, 2007, up $46 million from December 31, 2006.

°	Accounts receivable, on a days-sales-outstanding basis, were 82 days for the third quarter of fiscal 2007, as compared to 73 days for the third quarter of fiscal 2006, and down from 88 days in the previous quarter.

°	Net cash provided by operating activities for the nine months ended September 30, 2007 was $213 million.
Business Outlook
Due to potential changes in customer buying behavior resulting from the pending transaction with SAP, the anticipated impact of the transaction on Business Objects’ expenses, and uncertainty regarding the timing of the closing of the tender, Business Objects anticipates less fourth quarter predictability than usual and is thus suspending its forward-looking financial guidance. Due to the combination of the actual third quarter results being less than previous guidance and the potential impact of the pending transaction on the fourth quarter results, investors should no longer rely upon the guidance statements made in Business Objects’ press release issued on July 25, 2007.

Tender Offer Agreement Signed with SAP
On October 7, 2007, Business Objects issued a release announcing that it had signed a tender offer agreement with SAP, and that SAP intends to launch a direct cash tender offer for all outstanding shares, convertible bonds and warrants of Business Objects at €42 per share. Additionally, on October 22, 2007, Business Objects issued a press release announcing the filing of a draft prospectus (“Projet de Note d’Information en Réponse”) with the Autorité des marchés financiers (or AMF) in response to the tender offer initiated by SAP France S.A. for Business Objects’ shares, convertible bonds and warrants.
These press releases and Business Objects’ draft prospectus are available on Business Objects’ web site (www.businessobjects.com) as well as the AMF (Autorité des marchés financiers) website (www.amf-france.org).
Conference Call
Business Objects will hold a conference call to discuss its financial results for the third quarter of 2007 on October 24, 2007. The call will begin at 5:00 a.m. PT (8:00 a.m. ET, 1:00 p.m. GMT, 2:00 p.m. CET). The dial-in numbers are +1 (800) 399-7988 for North America and +1 (706) 634-5428 for Europe and Asia, with ID #20490160. The conference call also will be webcast live, and can be accessed on the investor relations section of the company’s website at www.businessobjects.com/company/investors. A replay of the webcast will be available on the site approximately two hours after the end of the live call.
Accounting Principles
Business Objects prepares its financial statements in accordance with US GAAP. Because Business Objects is listed on both the Eurolist by Euronext™ in France and the Nasdaq Global Select Market in the United States, it is required to separately report consolidated financial statements prepared in accordance with both US GAAP and International Financial Reporting Standards (“IFRS”). The most significant differences between the two reporting standards for Business Objects relate to the treatment of stock-based compensation expense, the accounting for deferred tax assets on certain intercompany transactions, the accounting for business combinations and the accounting for the convertible bonds that the company issued in May 2007.
In accordance with French regulations and IFRS, Business Objects filed with the AMF in France its Document de Référence 2006 on April 6, 2007 under the registration number D.07-0285, which included its consolidated financial statements for the year ended on December 31, 2006, presented in accordance with International Financial Reporting Standards. The Document de Référence 2006 includes the consolidated information that Business Objects published on April 18, 2007 to the Bulletin des Annonces Légales Obligatoires (“BALO”) in France.

Use of Non-GAAP Financial Measures
The non-GAAP financial measures such as operating income, net income and earnings per share information for the third quarter of 2007 included in this press release are different from those otherwise presented under US GAAP as these non-GAAP measures exclude certain charges. These charges include the write-off of in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring costs and other non-recurring or non-cash charges. The non-GAAP tax rate differs from the US GAAP tax rate due to the elimination of the tax rate effect of the US GAAP expenses that are being eliminated to arrive at the non-GAAP expenses. Business Objects has provided these measures in addition to US GAAP financial results because management believes these non-GAAP measures provide a consistent basis for comparison between quarters and of growth rates year-over-year that are not influenced by certain non-cash charges or impacts of prior period acquisitions, and therefore are helpful in understanding Business Objects’ underlying operating results. These non-GAAP measures are some of the primary measures Business Objects’ management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, US GAAP and these non-GAAP measures may not be comparable to information provided by other companies. Reconciliations of US GAAP to non-GAAP results are presented at the end of this press release.
Forward-Looking Statements
This release contains forward-looking statements that involve risks and uncertainties, including statements regarding the expansion of Business Objects’ solution offerings through numerous new product launches and extended and new alliances, potential changes in customer buying behavior resulting from the pending transaction with SAP, the anticipated impact of the transaction on our expenses and the uncertainty regarding the timing of the closing of the tender offer. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others: the impact of the proposed acquisition on Business Objects’ financial results, including expenses; SAP’s and Business Objects’ ability to complete the proposed transaction, including the outcome of regulatory reviews of the proposed transaction; the failure to retain key Business Objects employees; customer and partner uncertainty regarding the anticipated benefits of the proposed transaction; the failure of SAP and Business Objects to achieve the anticipated synergies of the proposed transaction; Business Objects’ ability to attract and retain customers for its end-to-end BI solutions; market acceptance of new products; Business Objects’ and Adobe’s ability to fulfill the joint initiatives established under their new strategic alliance arrangement, and other risks detailed in Business Objects’ SEC filings, including its Form 10-K for the year ended December 31, 2006 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2007, which are on file with the SEC and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.
Additional Information
The tender offer for the outstanding ordinary shares, the convertible bonds and the warrants of Business Objects has not yet commenced. This press release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any Business Objects securities. The solicitation and the offer to buy ordinary shares of Business Objects, the convertible bonds and the warrants will be made only pursuant to an offer to purchase and related materials that SAP and its subsidiary intend to file with the SEC on Schedule TO. Business Objects also intends to file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer.

Business Objects stockholders and other investors should read the draft Note d’Information and the draft Note en Réponse filed by SAP and by Business Objects, respectively, with the AMF on October 22, 2007, and any updates thereto carefully because these documents contain important information, including the terms and conditions of the tender offer. In addition, Business Objects stockholders and other investors should read the Tender Offer Statement on Schedule TO and the Schedule 14D-9 to be filed by SAP and Business Objects, respectively, carefully because these documents will contain important information, including the terms and conditions of the tender offer. Business Objects stockholders and other investors will be able to obtain copies of the draft Note d’Information and the draft Note en Réponse and any other documents filed with the AMF from the AMF’s website (amf-france.org) , and any other tender offer documents subsequently filed with the AMF or the SEC from their respective websites (SEC website at www.sec.gov), in both cases without charge. Materials filed by SAP may be obtained for free at SAP’s web site, www.sap.com. Materials filed by Business Objects may be obtained for free at Business Objects’ web site, www.businessobjects.com. Stockholders and other investors are urged to read carefully all tender offer materials prior to making any decisions with respect to the tender offer.
About Business Objects
Business Objects has been a pioneer in business intelligence (BI) since the dawn of the category. Today, as the world’s leading BI software company, Business Objects transforms the way the world works through intelligent information. The company helps illuminate understanding and decision-making at more than 45,000 organizations around the globe. Through a combination of innovative technology, global consulting and education services, and the industry’s strongest and most diverse partner network, Business Objects enables companies of all sizes to make transformative business decisions based on intelligent, accurate, and timely information.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
BusinessObjects and the Business Objects Logo, Business Objects and Crystal Reports are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.

Business Objects Investor Contacts:	Business Objects Public Relations Contacts:

John Ederer	Sabrina Guttman
Vice President of Investor Relations	Vice President of Corporate Communications
+1 (408) 953 6064	+1 (408) 674 6870
john.ederer@businessobjects.com	sabrina.guttman@businessobjects.com

Edouard Lassalle	Philippe Laguerre
Director of Investor Relations EMEA	Director of Public Relations EMEA
+33 (1) 41 25 24 33	+33 (1) 41 25 38 15
edouard.lassalle@businessobjects.com	philippe.laguerre@businessobjects.com

Nina Camera
Senior Manager, U.S. Investor Relations
+1 (408) 953 6138
nina.camera@businessobjects.com

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	September 30, 2007	December 31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$923,923	$506,792
Short-term investments	6,919	5,736
Restricted cash	37,190	42,997
Accounts receivable, net	337,397	334,387
Deferred tax assets	17,599	15,189
Prepaid and other current assets	85,588	59,462

Total current assets	1,408,616	964,563
Goodwill	1,571,830	1,266,057
Other intangible assets, net	253,844	128,635
Property and equipment, net	107,462	91,091
Deposits and other assets	23,806	20,897
Long-term restricted cash	44,380	11,131
Long-term deferred tax assets	15,228	12,616

Total assets	$3,425,166	$2,494,990

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,394	$36,070
Accrued payroll and related expenses	105,166	105,967
Income taxes payable	63,520	96,088
Deferred revenues	325,471	283,631
Other current liabilities	157,399	106,776
Escrows payable	34,632	34,539

Total current liabilities	729,582	663,071
Long-term escrows payable	40,903	7,654
Convertible long-term debt	639,945	—
Other long-term liabilities	8,381	7,077
Long-term income taxes payable	61,081	—
Long-term deferred tax liabilities	51,187	4,597
Long-term deferred revenues	13,634	9,772

Total liabilities	1,544,713	692,171
Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,758	10,707
Additional paid-in capital	1,331,752	1,320,993
Treasury, Business Objects Option LLC, and Employee Benefit Sub-Plan Trust shares	(7,645)	(5,247)
Retained earnings	443,148	417,709
Accumulated other comprehensive income	102,440	58,657

Total shareholders’ equity	1,880,453	1,802,819

Total liabilities and shareholders’ equity	$3,425,166	$2,494,990

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:	(unaudited)		(unaudited)
Net license fees	$139,009	$131,602	$425,453	$380,606
Services	229,974	178,833	641,102	502,584

Total revenues	368,983	310,435	1,066,555	883,190
Cost of revenues:
Net license fees	20,463	10,870	45,818	29,122
Services	86,429	67,607	229,156	194,397

Total cost of revenues	106,892	78,477	274,974	223,519

Gross profit	262,091	231,958	791,581	659,671
Operating expenses:
Sales and marketing	145,651	121,451	426,472	362,074
Research and development	59,556	50,333	166,162	143,414
General and administrative	37,907	30,379	110,187	89,707
Legal contingency reserve	6,950	—	32,650	—
Acquired in-process technology	2,800	300	2,800	3,600
Restructuring costs	(1,320)	—	4,151	—

Total operating expenses	251,544	202,463	742,422	598,795

Income from operations	10,547	29,495	49,159	60,876
Interest and other income, net	2,084	4,726	10,110	10,589

Income before provision for income taxes	12,631	34,221	59,269	71,465
Provision for income taxes	(6,280)	(14,652)	(25,730)	(31,610)

Net income	$6,351	$19,569	$33,539	$39,855

Basic net income per ordinary share and ADS	$0.07	$0.21	$0.35	$0.43

Diluted net income per ordinary share and ADS	$0.07	$0.21	$0.35	$0.42

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	94,864	93,685	95,061	93,204

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	96,757	94,976	96,903	94,922

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended
	September 30,
	2007	2006
	(unaudited)
Operating activities:
Net income	$33,539	$39,855
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	28,308	23,078
Amortization of other intangible assets	48,289	29,937
Amortization of debt issuance costs	986	—
Stock-based compensation expense	37,312	37,853
Acquired in-process research and development	2,800	3,600
Loss on disposal of assets	243	244
Deferred income taxes	(5,032)	(10,754)
Changes in operating assets and liabilities:
Accounts receivable, net	40,256	33,453
Prepaid and other current assets	(16,791)	(2,159)
Deposits and other assets	10,102	10,492
Accounts payable	(1,540)	(1,245)
Accrued payroll and related expenses	(28,989)	(9,172)
Income taxes payable	20,009	29,821
Deferred revenues	25,816	34,517
Other liabilities	18,559	1,196
Short-term investments classified as trading	(1,183)	(543)

Net cash provided by operating activities	212,684	220,173

Investing activities:
Purchases of property and equipment	(30,629)	(34,251)
Business acquisitions, net of acquired cash	(383,844)	(65,233)
Transfer of cash to restricted cash accounts	(27,442)	(694)
Increase in escrows payable	59,142	13,853
Payments on escrows payable	(26,280)	(14,884)
Proceeds from sale of assets	—	2,625

Net cash used in investing activities	(409,053)	(98,584)

Financing activities:
Proceeds from issuance of bonds, net of issuance costs	592,702	—
Proceeds from issuance of shares	53,472	32,411
Purchase of treasury shares	(79,884)	—

Net cash provided by financing activities	566,290	32,411

Effect of foreign exchange rate changes on cash and cash equivalents	47,210	12,351

Net increase in cash and cash equivalents	417,131	166,351
Cash and cash equivalents, beginning of the period	506,792	332,777

Cash and cash equivalents, end of the period	$923,923	$499,128

BUSINESS OBJECTS S.A.
Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures
(in millions, except per ordinary share and ADS data, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

GAAP Cost of Revenues	$106.9	$78.4	$275.0	$223.5

Amortization of intangible assets
in cost of net licence fees	(17.0)	(7.5)	(36.8)	(21.0)
in cost of services	(3.7)	(2.3)	(9.6)	(7.7)

Total	(20.7)	(9.8)	(46.4)	(28.7)
Stock-based compensation
in cost of services	(1.6)	(1.5)	(4.3)	(4.3)

Total	(1.6)	(1.5)	(4.3)	(4.3)

Non-GAAP Cost of Revenues	84.6	67.1	224.3	190.5

GAAP Gross Profit	262.1	232.0	791.7	659.7

% of total revenues	71%	75%	74%	75%
Amortization of intangible assets	20.7	9.8	46.4	28.7
Stock-based compensation	1.6	1.5	4.3	4.3

Non-GAAP Gross Profit	284.4	243.3	842.4	692.7

% of total revenues	77%	78%	79%	78%

GAAP Operating Expenses	251.6	202.5	742.6	598.8

Amortization of intangible assets and in-process R&D
in sales and marketing expenses	(0.6)	(0.4)	(1.7)	(1.1)
in research and development expenses	(2.9)	(0.4)	(3.0)	(3.7)

Total	(3.5)	(0.8)	(4.7)	(4.8)
Stock-based compensation
in sales and marketing expenses	(5.1)	(4.2)	(14.1)	(11.4)
in research and development expenses	(1.6)	(1.8)	(4.3)	(5.5)
in general and administrative expenses	(5.2)	(5.4)	(14.6)	(16.6)

Total	(11.9)	(11.4)	(33.0)	(33.5)
Legal contingency reserve	(7.0)	0.0	(32.7)	0.0
Restructuring	1.3	0.0	(4.2)	0.0

Non-GAAP Operating Expenses	230.5	190.3	668.0	560.5

GAAP Income from Operations	10.5	29.5	49.1	60.9

% of total revenues	3%	10%	5%	7%
Total amortization of intangibles and in-process R&D	24.2	10.6	51.1	33.5
Total stock based compensation	13.5	12.9	37.3	37.8
Legal contingency reserve	7.0	0.0	32.7	0.0
Restructuring	−1.3	0.0	4.2	0.0

Non-GAAP Income from Operations	53.9	53.0	174.4	132.2

% of total revenues	15%	17%	16%	15%

GAAP Net Income	6.4	19.6	33.5	39.8

Total amortization of intangibles and in-process R&D	24.2	10.6	51.1	33.5
Total stock based compensation	13.5	12.9	37.3	37.8
Legal contingency reserve	7.0	0.0	32.7	0.0
Restructuring	−1.3	0.0	4.2	0.0
Tax effect of the above adjustments	(12.0)	(4.6)	(34.5)	(12.4)

Non-GAAP Net Income	37.8	38.5	124.3	98.7

Basic net income per ordinary share and ADS
GAAP	$0.07	$0.21	$0.35	$0.43
Non-GAAP	$0.40	$0.41	$1.31	$1.06
Diluted net income per ordinary share and ADS
GAAP	$0.07	$0.21	$0.35	$0.42
Non-GAAP	$0.39	$0.41	$1.28	$1.04

BUSINESS OBJECTS S.A.
Q3 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except per ordinary share and ADS data)
(Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

SUPPLEMENTAL INCOME STATEMENT INFORMATION
Revenues
Net license fees	$125.9	$123.1	$131.6	$179.6	$560.2	$137.4	$149.1	$139.0
Maintenance	108.6	123.5	128.5	136.9	497.5	143.8	152.3	163.1
Consulting and training	43.8	47.9	50.3	54.1	196.1	53.1	61.8	66.9

Total revenues	278.3	294.5	310.4	370.6	1,253.8	334.3	363.2	369.0

Total expenses
Cost of net license fees	2.0	2.9	3.3	3.0	10.9	2.1	3.4	3.5
Cost of services	56.9	61.6	63.8	65.5	247.9	64.7	69.4	81.1
Sales and marketing	113.6	119.0	116.9	139.1	488.6	132.5	138.4	139.9
Research and development	41.9	47.5	48.4	49.8	187.8	50.8	52.8	57.9
General and administrative	23.7	24.5	25.0	29.3	102.4	29.2	33.6	32.7
Amortization of intangible assets (1)	8.9	14.0	10.6	15.8	49.4	12.1	14.8	24.2
Stock-based compensation (2)	13.4	11.5	12.9	11.2	49.0	11.6	12.3	13.5
Legal contingency reserve	—	—	—	—	—	25.7	—	7.0
Restructuring costs	—	—	—	—	—	—	5.5	(1.3)

Total expenses	260.4	281.0	280.9	313.7	1,136.0	328.7	330.2	358.5

Income from operations	17.9	13.5	29.5	56.9	117.8	5.6	33.0	10.5

Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9	2.2
Income before provision for income taxes	20.8	16.5	34.2	60.1	131.6	9.8	36.9	12.7
Provision for income taxes	(8.5)	(8.6)	(14.6)	(24.6)	(56.2)	(4.2)	(15.3)	(6.3)
Effective tax rate	41%	52%	43%	41%	43%	43%	41%	50%

Net income	12.3	7.9	19.6	35.5	75.4	5.6	21.6	6.4

Net income per ordinary share and ADS
Basic	0.13	0.09	0.21	0.37	0.81	0.06	0.23	0.07
Diluted	0.13	0.08	0.21	0.37	0.79	0.06	0.22	0.07
Ordinary shares and ADSs used in computing net income per share (000’s)
Basic	92,552	93,310	93,685	94,745	93,552	95,235	95,074	94,864
Diluted	95,333	95,083	94,976	96,776	95,368	97,094	96,832	96,757

Amortization of intangible assets
Cost of net license fees	6.0	7.4	7.5	9.0	30.1	8.8	11.1	17.0
Cost of services	2.5	2.9	2.3	2.8	10.5	2.7	3.1	3.7
Sales and marketing	0.4	0.4	0.4	0.5	1.6	0.5	0.5	0.6
Research and development (1)	—	3.3	0.4	3.5	7.2	0.1	0.1	2.9

Total	8.9	14.0	10.6	15.8	49.4	12.1	14.8	24.2

Stock-based compensation (2)
Cost of services	1.4	1.5	1.5	1.4	5.7	1.4	1.4	1.6
Sales and marketing	3.5	3.7	4.2	4.0	15.4	4.4	4.6	5.1
Research and development	1.8	1.8	1.8	1.7	7.1	1.4	1.3	1.6
General and administrative	6.7	4.5	5.4	4.1	20.8	4.4	5.0	5.2

Total	13.4	11.5	12.9	11.2	49.0	11.6	12.3	13.5

Non-GAAP income from operations (3)	40.2	39.0	53.0	83.9	216.2	55.0	65.6	53.9

% of total revenues	14%	13%	17%	23%	17%	16%	18%	15%
Interest and other income, net	2.9	3.0	4.7	3.2	13.8	4.2	3.9	2.2
Income before provision for income taxes	43.1	42.0	57.7	87.1	230.0	59.2	69.5	56.1
Provision for income taxes	(12.0)	(12.9)	(19.2)	(29.4)	(73.5)	(19.0)	(22.9)	(18.3)
Effective tax rate	28%	31%	33%	34%	32%	32%	33%	33%

Non-GAAP net income	31.1	29.1	38.5	57.7	156.5	40.2	46.6	37.8

% of total revenues	11%	10%	12%	16%	12%	12%	13%	10%
Non-GAAP net income per ordinary share and ADS
Basic	0.34	0.31	0.41	0.61	1.67	0.42	0.49	0.40
Diluted	0.33	0.31	0.41	0.60	1.64	0.41	0.48	0.39

(1)	Includes acquired in-process research and development related to acquisitions

(2)	Represents stock-based compensation expense recorded in accordance with FAS 123R.

(3)	Non-GAAP measures are reconciled from US GAAP figures. Non-GAAP measures exclude in-process research and development, amortization of intangible assets, stock-based compensation expense, restructuring, and legal contingency reserve.

BUSINESS OBJECTS S.A.
Q3 FISCAL 2007 SUPPLEMENTAL INFORMATION
(in millions, except for number of transactions, DSO and headcount information)
(Unaudited)

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

REVENUE ANALYSIS

Total revenues by geography

Americas	$147.2	$167.7	$175.1	$197.7	$687.7	$172.8	$188.7	$197.6
EMEA	112.0	106.8	112.7	147.5	479.0	137.2	147.1	145.1
Asia Pacific, including Japan	19.1	20.0	22.6	25.4	87.1	24.3	27.4	26.3

Total	$278.3	$294.5	$310.4	$370.6	$1,253.8	$334.3	$363.2	$369.0

Analysis of currency impact (year-over-year)
Reported revenue growth rate	12%	12%	19%	22%	16%	20%	23%	19%
Constant currency growth rate	17%	12%	16%	16%	16%	14%	19%	15%
Impact of foreign currency on growth rate	-5%	0%	3%	6%	0%	6%	4%	4%

	Fiscal 2006					Fiscal 2007
	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3

LICENSE REVENUE ANALYSIS

License revenues by channel

Direct	54%	48%	52%	57%	54%	54%	55%	54%
Indirect	46%	52%	48%	43%	46%	46%	45%	46%

Total	100%	100%	100%	100%	100%	100%	100%	100%

Number of transactions by size

Over $1 million	9	4	9	13	35	12	6	8
$200 thousand to $999 thousand	104	113	107	157	481	121	154	126

	Fiscal 2006				Fiscal 2007
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

SELECTED BALANCE SHEET ITEMS

Cash and cash equivalents, restricted cash, and short-term investments	$474	$532	$548	$567	$687	$1,024	$1,012
DSO (Days sales outstanding)	80	73	73	81	83	88	82

HEADCOUNT

Total headcount	4,484	4,977	5,141	5,208	5,428	6,138	6,172